Sub-Item 77Q1(e)

Form of Amended Schedule A to the Investment Advisory Agreement (amended as of May 17,
2012), as filed with the Securities and Exchange Commission on May 23, 2012 (Accession
Number 0001193125-12-245173).

Amended Schedule A to the Investment Advisory Agreement (amended as of June 21, 2012), as filed with the Securities and Exchange Commission on June 28, 2012 (Accession Number
0001193125-12-287249).

Amendment to Subadvisory Agreement between J.P. Morgan Investment Management Inc. and
JF International Management Inc for the JPMorgan Asia Pacific Fund, dated June 28, 2012, as filed with the Securities and Exchange Commission on August 17, 2012 (Accession Number
0001193125-12-360495).